                                                                  Exhibit 10.13a
                              SEPARATION AGREEMENT

       This separation agreement, dated as of February 15, 2000 (the "Separation Agreement"), is made by and between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation having its executive offices and principal place of business in New York, New York (the "Company"), and THOMAS HEYMANN (the "Executive").

       In consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Executive agree as follows:

       1. Effective Date. Upon the execution of this Separation Agreement and the consulting services agreement attached hereto as Exhibit A (the "Consulting Agreement"), the Company shall submit this Separation Agreement and the Consulting Agreement to the Board of Directors of Infogrames Entertainment ("Infogrames") for its approval. This Separation Agreement will become effective upon the latest of the following dates (the "Effective Date"): (1) the date on which the Separation Agreement has been executed by both the Company and the Executive; (2) the date on which the Separation Agreement is approved by the Board of Directors of Infogrames; or (3) the date on which the Executive's general release attached hereto as Exhibit B becomes effective.

       2. Termination of Employment Agreement and Stock Option Agreements. The Employment Agreement dated as of February 8, 1999 between the Company and the Executive, and the Amendment thereto dated as of October 19, 1999, and any exhibits and attachments thereto (collectively the "Employment Agreement") and, except as otherwise provided in Paragraph 6, the Stock Option Agreement between the Company and the Executive dated as of February 8, 1999 under the Company's 1997 Stock Incentive Plan (the "Stock Option Agreement"), are hereby terminated as of the Effective Date.

       3. Titles. The Executive agrees that upon the Effective Date, he will resign from his positions as Chairman of the Board of Directors of the Company and Chief Executive Officer of the Company. Subject to the Executive's right to resign and the Company's and stockholders' right of removal, the Executive shall continue to serve on the Board of Directors of the Company.

       4. Consulting Agreement. The Company and the Executive agree to enter into the Consulting Agreement attached hereto as Exhibit A. The terms and conditions of the Consulting Agreement shall not become effective until the Effective Date of this Separation Agreement.

       5. Separation Payments. The Company agrees to pay the Executive the sum of $2,000,000, of which the first installment of $1,000,000 will be payable within five (5) business days after the Effective Date and the second installment of $1,000,000 will be payable within five (5) business days after January 1, 2001. Notwithstanding the foregoing, in the event of a Change of Control (as defined in the next paragraph), the Company (or its successor) shall pay to the Executive any unpaid separation payment within thirty (30) days of the date of such Change of Control.

              For purposes of this Separation Agreement, "Change of Control" means any of the following occurrences:

              (a) any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 ("Exchange Act") or "group" as contemplated by, or required to comply with the provisions of Rule 13d-1(b)(1)(ii)(H) promulgated under the Exchange Act (other than the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company together or individually, a "Current Owner"), or any entity more than 50% of whose voting and equity interests are owned beneficially by a Current Owner), is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding securities (other than as a result of a merger or consolidation covered by clause (c)(i) below in connection with a merger involving the Company which would result in voting securities of the Company outstanding immediately prior thereto continuing to represent more than 50% of the combined voting power of the voting securities of the Company or the surviving entity (or its parent) outstanding immediately after such merger or- consolidation);

              (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (b) or (d) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

              (c) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (i) a merger or
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

       consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or its parent) outstanding immediately after such merger or consolidation or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" or "group" (as hereinabove defined) acquires more than 50% of the combined voting power of the Company's then outstanding securities; or

              (d) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

              The Executive agrees that the separation payments and stock option rights described in this Separation Agreement and the consulting fees and continued benefits and perquisites described in the Consulting Agreement are in exchange for any and all rights or claims of the Executive under any and all prior agreements, including without limitation, the Employment Agreement, to severance payments, bonus payments, or any other additional benefits.

              In the event that the Executive dies or becomes totally and permanently disabled (as defined in the Company's long term disability insurance policy under which the Executive is covered) either before or during the Agreement Term, then (i) the Company shall pay any unpaid separation payments at the time or times specified in Paragraph 5 to the Executive's estate (in the event of his death) or to the Executive or his legal guardian (in the event he is totally and permanently disabled), and (ii) either the Executive, his estate or his legal guardian, as applicable, shall be permitted to exercise the Severance Stock Options for the two-year period following the Effective Date.

       6. Stock Options. On the Effective Date, the Executive will be fully vested in the option to purchase 25% of the 2,250,000 shares of common stock of the Company, $.01 par value per share, at a price of $5.00 per share, granted pursuant to the Stock Option Agreement. Such option to purchase 562,500 shares at $5.00 per share is referred to as the "Severance Stock Option". The Executive may exercise the Severance Stock Option no later than the last day of the two-year period immediately following the Effective Date. On the Effective Date, the Executive will forfeit any and all other options to purchase shares of stock of the Company, including any other option under the Stock Option Agreement. The Stock Option Agreement will be deemed to have terminated,

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

except with respect to the Executive's rights to exercise the Severance Stock Option in accordance with the terms and conditions set forth under the Stock Option Agreement.

       7. Non-Disparagement. The Executive agrees that, without the prior written consent of the Company, neither he, nor anyone acting on his behalf, will: (a) make derogatory, disparaging, or critical statements about the Company, Infogrames or any of their related affiliates, or any of their past and present employees, officers, directors, representatives, or agents; or (b) for a two year period commencing with the Effective Date, communicate, directly or indirectly, with the press or other media concerning the past or present employees or businesses of the Company, Infograme or any of their related affiliates. The Company agrees that, without the prior written consent of the Executive, it will not make derogatory, disparaging, or critical statements about the Executive.

       8. Forfeiture. If the Board of Directors of the Company determines that the Executive has engaged in a "Prohibited Action" (as defined in the next paragraph), then: (a) the Company and the Executive agree to submit the issue of whether the Executive has engaged in a Prohibited Action and the amount of damages, if any, resulting to the Company from such Prohibited Action to arbitration in accordance with Paragraph 12 hereof; and (b) no further separation payments will be payable under Paragraph 5 while these issues are in arbitration. If the arbitrator determines (or if the Company and the Executive otherwise agree) that the Executive has engaged in a Prohibited Action and that the Company should be awarded a specified amount to compensate it for damages resulting from such Prohibited Action (the "Damage Amount"), then the Company shall offset any unpaid amounts otherwise payable under this Separation Agreement ("Unpaid Severance Amount") by the Damage Amount. If the Damage Amount exceeds the Unpaid Severance Amount, then the Executive shall pay to the Company in a lump sum the amount by which the Damage Amount exceeds the Unpaid Severance Amount within thirty (30) days after the date on which the arbitrator renders its decision (or the date on which the Company and the Executive otherwise agree).

      For purposes of this Separation Agreement, a "Prohibited Action" means: (i) the Executive's breach of the provisions of this Separation Agreement, including without limitation the non-disparagement provisions of Paragraph 7; or (ii) the Executive's commission of fraud, embezzlement, any other crime involving moral turpitude or any felony, and, in the case of either
(i) or (ii), which has caused or is reasonably likely to cause a material adverse effect on the Company's business or its reputation.

       9. General Releases. As a condition to the receipt of any separation payments under Paragraph 5, the Executive agrees to execute a general release, in the form attached hereto as Exhibit B. The Company agrees to execute a general release,

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
 immediately subsequent to the execution of a general release by the Executive, in the form attached hereto as Exhibit C.

       10. Press Release. The Company and the Executive mutually agree upon all press releases and such other statements that may be made regarding the Executive's employment with the Company, the termination of such employment, and the continued services provided to the Company under the Consulting Agreement.

       11. Withholding. Any payments made under this Separation Agreement shall be subject to any applicable federal, state, and local tax withholdings.

       12. Arbitration. Any dispute or controversy between the Company and the Executive, including, without limitation, any and all matters relating to this Separation Agreement, the Executive's employment with the Company and the cessation thereof, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sections 621 et seq., the Americans with Disabilities Act of 1990, 42 U.S.C. Sections 12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq., the New York State Human Rights Law, as amended, N.Y. Exec. Law Sections 290 et seq., the New York City Human Rights Law, as amended, N.Y.C. Admin. Code Sections 8-101 et seq., and any other equivalent state or local statutes, will be settled by arbitration administered by the American Arbitration Association ("AAA") in New York, New York pursuant to the AAA's National Rules for the Resolution of Employment Disputes (or their equivalent). Notwithstanding the foregoing, to the extent there is no adequate remedy at law and injunctive relief only is sought, the parties select state court in New York County as the exclusive forum to resolve their disputes. Each party will be responsible to pay its own fees and costs incurred under this Paragraph 12.

       13. Severability. In the event that any of the provisions of this Separation Agreement or the application of any such provisions to the Company or the Executive with respect to obligations hereunder will be held to be unlawful or unenforceable by any court or arbitrator, the remaining portions of this Separation Agreement will remain in full force and effect and will not be invalidated or impaired in any manner.

       14. Governing Law. This Separation Agreement will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflicts of laws.

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

       15. Entire Agreement. This Separation Agreement contains the entire agreement between the Company and the Executive with respect to the subject matter of this Separation Agreement and supersedes all prior agreements and understandings, including without limitation, the Employment Agreement and the Stock Option Agreement, whether oral or written, between the Company and the Executive with respect to the subject matter of this Separation Agreement. This Separation Agreement may be amended only by an agreement in writing signed by both the Company and the Executive.

       16. Counterparts. This Separation Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, and such counterparts will together constitute but one agreement.

       IN WITNESS WHEREOF, the Company has caused this Separation
Agreement to be duly executed on its behalf by an officer duly authorized, and the Executive has duly executed this Separation Agreement, all as of the date and year first written above.

GT INTERACTIVE SOFTWARE CORP.                               EXECUTIVE
By: /s/ Bruno Bonnell                                        /s/ Thomas Heymann
    --------------------------                              --------------------
     Name:  Bruno Bonnell                                        Thomas Heymann
     Title:  Chairman and CEO


                                    Exhibit A

                              CONSULTING AGREEMENT

              This consulting services agreement, dated as of February 15, 2000 (the "Consulting Agreement") is made by and between GT INTERACTIVE SOFTWARE CORP., a Delaware corporation having its executive offices and principal place of business in New York, New York (the "Company") and THOMAS HEYMANN (the "Consultant").

              In consideration of the mutual covenants and agreements hereinafter set forth, the Company and the Consultant agree as follows:

              1. Engagement; Agreement Term. The Company hereby engages the Consultant, and the Consultant hereby accepts such engagement and agrees to serve as a consultant to the Company, upon the terms and conditions hereinafter set forth, for a term of two years commencing on February 15, 2000 and expiring on February 14, 2002 (such term being hereinafter referred to as the "Agreement Term"). This Consulting Agreement will be effective as of the effective date of the separation agreement between the Company and the Consultant (the "Separation Agreement").

              2.     Duties; Conduct.

                     (a) During the Agreement Term, the Consultant shall render consulting services from time to time as hereinafter provided on such project or projects relating to the business, affairs and management of the Company as may be reasonably delegated to him by the Board of Directors of the Company.

                     (b) Notwithstanding any other provision of this Consulting Agreement to the contrary, to the extent practicable, the services to be provided by the Consultant shall be performed at such times and in a manner and from a location as is reasonably convenient to him. The Company acknowledges that the Consultant may have other activities, obligations and engagements which may command his time and attention and the Company will exercise its best efforts, in calling upon the Consultant's services hereunder, to respect such other commitments.

                     (c) During the Agreement Term, subject to Section 2(b), the Consultant agrees to make himself available during regular business hours to perform the consulting services referred above in accordance with the provisions hereof, and to apply such efforts as are reasonably appropriate to perform such services faithfully and diligently, and to the best of his ability; and not take any action or conduct himself in any manner which would tend to harm the reputation or goodwill of the Company. Notwithstanding anything to the contrary contained herein, the Company agrees and understands that none of the Consultant's duties hereunder will limit or interfere with any other personal or professional pursuits (including full-time employment subject to the limitations set forth in Section 4(a) hereof), except as set forth in Section 4 hereof. Moreover, no conflict between the Consultant's duties hereunder and his other personal or professional pursuits shall operate to prevent the payment by the Company to the Consultant of amounts due under this Consulting Agreement, except as set forth in Section 4 hereof.

       3.     Compensation, Benefits and Expenses.

              (a) As full compensation for all services to be provided by the Consultant during the Agreement Term, the Company will pay the Consultant and the Consultant shall accept a consulting fee (the "Consulting Fee") of $1,200,000, of which $600,000 will be payable within five (5) days after the effective date of this Consulting Agreement and $600,000 will be payable within five (5) days after January 1, 2001.

              (b) In the event of a Change of Control, as defined in the Separation Agreement, the Company (or its successor) shall pay to the Consultant any unpaid portion of the Consulting Fee within thirty (30) days following such Change of Control.

              (c) The Company shall continue to pay the full cost of coverage for the Consultant and his covered family members under the Company's medical, dental and vision plans for a period of eighteen (18) months following the effective date of this Consulting Agreement. Such continued health insurance coverage will run concurrently with and be credited toward the period in which the Consultant and his covered family members may elect coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or applicable state law. For the period beginning on the first day of the nineteenth (19th) month of the Agreement Term through the end of the Agreement Term, the Company shall provide health insurance coverage for the Consultant and his covered family members, on terms and conditions that are similar to those provided to active employees of the Company. For a period of twenty-four (24) months following the effective date of this Consulting Agreement, the Company shall continue to pay (i) disability insurance for the Consultant at an annual premium not to exceed $6,685.20, and (ii) life insurance for the Consultant at an annual premium not to exceed $2,330. The Company shall reimburse the Consultant for all taxes payable by him, if any, as a result of such life insurance premium payments. Notwithstanding the foregoing, in the event that the Consultant shall breach Sections 4 or 5 hereof, in addition to any other remedies the Company may have in the event the Consultant breaches Sections 4 or 5 hereof, the Company's obligation pursuant to this Consulting Agreement to pay the Consulting Fee and to continue such benefits and perquisites shall cease and the Consultant's rights thereto shall terminate and shall be forfeited, it being understood by the parties that such Consulting Fee, benefits and perquisites would not be agreed to by the Company in the absence of the Consultant's compliance, for whatever reason, with the provisions of Sections 4 and 5 hereof. During the Agreement Term, the Consultant shall be entitled to

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reimbursement of any unpaid business related expenses, subject to and in accordance with the Company's policies.

              (d) The Company acknowledges that the Consultant is an independent contractor; however, the Company reserves the right to withhold applicable taxes and other amounts from payments made to the Consultant under this Consulting Agreement, if required by applicable law.

              In the event that the Consultant dies or becomes totally and permanently disabled (as defined in the Company's long term disability insurance policy under which the Consultant is covered) before or during the Agreement Term, the Company shall pay the Consulting Fee at the time or times specified in Section 3(a) hereof (or 3(b) if applicable) (i) to the Consultant's estate in the event of his death and (ii) to the Consultant or his legal guardian in the event the Consultant is totally and permanently disabled.

       4.     Exclusive Services; Noncompetition.

              (a) No Competition. During the Agreement Term, the Consultant shall not, directly or indirectly, own, manage, operate, join, control, participate in, invest in or otherwise be connected or associated with, in any manner, including as an officer, director, employee, partner, consultant, advisor, agent, proprietor, trustee or investor, any Competing Business. For purposes of this Section 4(a), the term "Competing Business" shall mean (A) any business or venture which develops, manufactures, publishes, licenses, sells, distributes or supplies entertainment, educational or "edutainment" computer software or video games for commercial use, whether for retail distribution, by direct marketing, electronically, by license to others or otherwise; or (B) any other business which is substantially similar to the whole or any significant part of the business conducted by the Company (any such activities described in the foregoing clauses (A) or (B) shall for purposes of this section be hereinafter referred to as "Prohibited Activities"); provided that ownership of 2% or less of the stock or other securities of a corporation, the stock of which is listed on a national securities exchange or is quoted on The NASDAQ Stock Market, shall not constitute a breach of this Section 4, so long as the Consultant does not in fact have the power to control, or direct the management of, or is not otherwise associated with, such corporation. Notwithstanding anything to the contrary contained herein, the Consultant may be employed by a business or venture which engages in Prohibited Activities only so long as (x) the Consultant does not engage directly or indirectly in any Prohibited Activities, (y) such business or venture derives only immaterial revenues and profits from Prohibited Activities in relation to its overall business and (z) the Consultant's ownership of such business or venture is less than 2% of the stock or other securities thereof and the Consultant does not have the power to control or direct the management thereof.



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              (b)    Company Customers. The Consultant shall not, during the
Agreement Term, directly or indirectly, contact, solicit or do business with (i) Wal-Mart Corporation, Target Stores, Comp U.S.A., Best Buy, Office Depot, Kmart or any of their respective affiliated operations, for the purpose of selling entertainment, educational or "edutainment" computer software, video games or any other product (which is an integral product in a material product line of the Company) then sold by the Company to such customers at the time of termination of the Consultant's Employment Agreement hereunder; (ii) any "customers" (as defined below) of the Company for the purpose of selling computer software, video games or any other product then sold by the Company to such customers at the time of termination of the Consultant's Employment Agreement hereunder; or (iii) any supplier, licensor or licensee of the Company with respect to licensing computer software, video games or other intellectual property (which is related to computer software, video games or any other material product line of the Company), from such person.

              For the purposes of the provisions of this Section 4(b), "customer" shall include any entity that purchased computer software, video games or any other product from the Company within eight (8) months of the termination of the Consultant's Employment Agreement hereunder, without regard to the reason for such termination. The term "customer" also includes any former customer or potential customer of the Company which the Company has solicited within eight (8) months of such termination, for the purpose of selling computer software or any other product then sold by the Company.

              (c) Election to Terminate Consulting Relationship. The Consultant may, at any time during the Agreement Term, elect by written notice to the Company to terminate his consulting relationship with the Company. In the event of such an election, then the Company shall pay to the Consultant, within fifteen (15) days of such termination, Consulting Fees through such date of termination. Thereafter, (i) the Consultant's obligations to the Company arising under Sections 4(a) and 4(b) hereof shall terminate and (ii) the Company's obligation pursuant to this Consulting Agreement to pay the Consulting Fee and to provide benefits and perquisites described in Section 3(c) shall cease and the Consultant's rights thereto shall terminate and shall be forfeited. Nothing contained herein shall be deemed, during the Agreement Term, to discharge the Consultant of his obligations arising under Section 5 hereof, whether or not an election is made pursuant to this Section 4(c).

       5.     Confidential Information.

              (a) Existence of Confidential Information. The Company owns and has developed and compiled, and will develop and compile, certain proprietary


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techniques and confidential information which have great value to its business
(referred to in this Consulting Agreement, collectively, as "Confidential Information"). Confidential Information includes not only information disclosed by the Company to the Consultant, but also information developed or learned by the Consultant during the course of or as a result of consulting services or prior employment services provided to the Company, which information shall be the property of the Company. Confidential Information includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is specifically labeled as Confidential Information by the Company. By way of example and without limitation, Confidential Information includes any and all information developed, obtained, licensed by or to or owned by the Company concerning trade secrets, techniques, know-how (including designs, plans, procedures, merchandising, marketing, distribution and warehousing know-how, processes, and research records), software, computer programs, and any other intellectual property created, used or sold (through a license or otherwise) by the Company, Electronic Data Information know-how and processes, innovations, discoveries, improvements, research, development, test results, reports, specifications, data, formats, marketing data and plans, business plans, strategies, forecasts, unpublished financial information, orders, agreements and other forms of documents, price and cost information, merchandising opportunities, expansion plans, store plans, budgets, projections, customer, supplier, licensee, licensor and subcontractor identities, characteristics, agreements and operating procedures, and salary, staffing and employment information.

              (b) Protection of Confidential Information. The Consultant acknowledges and agrees that in the performance of duties hereunder the Company discloses to and entrusts the Consultant with Confidential Information which is the exclusive property of the Company and which the Consultant may possess or use only in the performance of duties for the Company. The Consultant also acknowledges that the Consultant is aware that the unauthorized disclosure of Confidential Information, among other things, may be prejudicial to the Company's interests, an invasion of privacy and an improper disclosure of trade secrets. The Consultant shall not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any corporation, partnership, individual or other third party, other than in the course of the Consultant's assigned duties and for the benefit of the Company, any Confidential Information, either during the Agreement Term or thereafter. Notwithstanding the foregoing, Confidential Information shall not include that information which (i) is or comes into the public domain, unless such information comes into the public domain as a result of a breach of this Consulting Agreement or violation of a confidentiality obligation to the Company, or (ii) is required to be disclosed pursuant to law or under a court order.


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

              (c) Delivery of Records, Etc. In the event the Consultant's consulting relationship with the Company ceases for any reason, the Consultant will not remove from the Company's premises without its prior written consent any records, files, drawings, documents, equipment, materials and writings received from, created for or belonging to the Company, including those which relate to or contain Confidential Information, or any copies thereof, except that the Consultant shall be permitted to remove his personal files, records and belongings (including copies of his correspondence, which may include Confidential Information). Upon request or when the consulting relationship with the Company terminates, the Consultant will immediately deliver the same to the Company.

       6. Forfeiture. If the Board of Directors of the Company determines that the Consultant has engaged in a "Prohibited Action" (as defined in the next paragraph), then: (a) the Company and the Consultant agree to submit the issue of whether the Consultant has engaged in a Prohibited Action and the amount of damages, if any, resulting to the Company from such Prohibited Action to arbitration in accordance with Paragraph 12 of the Separation Agreement; and (b) no further consulting payments will be payable under Section 3(a) while these issues are in arbitration. If the arbitrator determines (or if the Company and the Consultant otherwise agree) that the Consultant has engaged in a Prohibited Action and that the Company should be awarded a specified amount to compensate it for damages resulting from such Prohibited Action (the "Damage Amount"), then the Company shall offset any unpaid amounts otherwise payable under this Consulting Agreement ("Unpaid Consulting Amount") by the Damage Amount. If the Damage Amount exceeds the Unpaid Consulting Amount, then the Consultant shall pay to the Company in a lump sum the amount by which the Damage Amount exceeds the Unpaid Consulting Amount within thirty (30) days after the date on which the arbitrator renders its decision (or the date on which the Company and the Consultant otherwise agree).

       For purposes of this Consulting Agreement, a "Prohibited Action" means:
(i) the Consultant's breach of the provisions of this Consulting Agreement, including without limitation the non-competition provisions of Section 4 or 5; or (ii) the Executive's commission of fraud, embezzlement, any other crime involving moral turpitude or any felony, and, in the case of either (i) or (ii), which has caused or is reasonably likely to cause a material adverse effect on the Company's business or its reputation.

       7.     Assignment and Transfer.

              (a) Company. This Consulting Agreement shall inure to the benefit of and be enforceable by, and may be assigned by the Company to, any purchaser of all or substantially all of the Company's business or assets, any successor to the Company or any assignee thereof (whether direct or indirect, by purchase, merger, consolidation or

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

otherwise). The Company will require any such purchaser, successor or assignee to expressly assume and agree to perform this Consulting Agreement in the same manner and to the same extent that the Company would be required to perform it if no such purchase, succession or assignment had taken place.

              (b) Consultant. The Consultant's rights and obligations under this Consulting Agreement shall not be transferable by the Consultant by assignment or otherwise, and any purported assignment, transfer or delegation thereof shall be void; provided, however, that if the Consultant shall die, all amounts then payable to the Consultant hereunder shall be paid in accordance with the terms of this Consulting Agreement to the Consultant's devisee, legatee or other designee or, if there be no such designee, to the Consultant's estate.

       8.     Miscellaneous.

              (a) Insurance and Indemnification. The Consultant shall continue to be indemnified for acts occurring prior to his termination of employment, to the extent the Company's policy or benefits cover former employees. During any period of the Agreement Term in which the Consultant serves as a director of the Company, the Consultant shall be covered under any director and officer insurance policy obtained by the Company, if any, and shall be entitled to benefit from any officer or director indemnification arrangements to the fullest extent permitted under applicable law and in accordance with the Company's existing Certificate of Incorporation (including the right to such coverage or benefit following the Consultant's employment to the extent such policy or benefit covers former employees).

              (b) Nondisclosure; Prior Employers. The Consultant will not disclose to the Company, or use, or induce the Company to use, any proprietary information, trade secrets or confidential business information of others. The Consultant represents and warrants that the Consultant has returned all property, proprietary information, trade secrets and confidential business information belonging to prior employers.

              (c) Protection of Reputation. During the Agreement Term and thereafter, the Consultant agrees that he will take no action which is intended, or would reasonably be expected, to harm the Company or its reputation or which would reasonably be expected to lead to unwanted or unfavorable publicity to the Company.

              (d) Governing Law. This Consulting Agreement, including the validity, interpretation, construction and performance of this Consulting Agreement, shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state without regard to such state's conflicts of law principles. All actions and proceedings relating directly or indirectly to this Consulting Agreement shall be litigated in any state court or federal court located in New York, New York. The parties hereto expressly consent to the jurisdiction of any such court and to venue therein.

              (e) Amendment. This Consulting Agreement may be amended only by a writing which makes express reference to this Consulting Agreement as the subject of such amendment and which is signed by the Consultant and, on behalf of the Company, by its duly authorized officer.

              (f) Severability. If any term, provision, covenant or condition of this Consulting Agreement or part thereof, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Consulting Agreement and such term, provision, covenant or condition shall remain in full force and effect, and any such invalid, unenforceable or void term, provision, covenant or condition shall be deemed, without further action on the part of the parties hereto, modified, amended and limited to the extent necessary to render the same and the remainder of this Consulting Agreement valid, enforceable and lawful. In this regard, the Consultant acknowledges that the provisions of Sections 4 and 5 are reasonable and necessary for the protection of the Company.

              (g) Construction. The headings and captions of this Consulting Agreement are provided for convenience only and are intended to have no effect in construing or interpreting this Consulting Agreement. The language in all parts of this Consulting Agreement shall be in all cases construed according to its fair meaning and not strictly for or against the Company or the Consultant. The use herein of the word "including," when following any general provision, sentence, clause, statement, term or matter, shall be deemed to mean "including, without limitation". As used herein, "Company" shall mean the Company and its subsidiaries and any purchaser of, successor to or assignee (whether direct or indirect, by purchase, merger, consolidation or otherwise) of all or substantially all of the Company's business or assets which is obligated to perform this Consulting Agreement by operation of law, agreement pursuant to
Section 6 hereof or otherwise. As used herein, the words "day" or "days" shall mean a calendar day or days.

              (h) Nonwaiver. Neither any course of dealing nor any failure or neglect of either party hereto in any instance to exercise any right, power or privilege hereunder or under law shall constitute a waiver of any other right, power or privilege or of the same right, power or privilege in any other instance. All waivers by either party hereto must be contained in a written instrument signed by the party to be charged and, in the case of the Company, by its duly authorized officer.

              (i) Remedies for Breach. The parties hereto agree that the Consultant is obligated under this Consulting Agreement to render personal services during the Agreement Term of a special, unique, unusual, extraordinary and intellectual character, thereby giving this Consulting Agreement peculiar value, and, in the event of a breach or threatened breach of any covenant of the Consultant herein, the injury or imminent injury to the value and the goodwill of the Company's business could not be reasonably or adequately compensated in damages in an action at law. Accordingly, the Consultant expressly acknowledges that the Company shall be entitled to specific performance, injunctive relief or any other equitable remedy against the Consultant, without the posting of a bond, in the event of any breach or threatened breach of Sections 4 and 5 hereof. Without limiting the generality of the foregoing, if the Consultant breaches Sections 4 or 5 hereof, such breach will entitle the Company to enjoin the Consultant from disclosing any Confidential Information to any Competing Business, to enjoin such Competing Business from receiving from the Consultant or using any such Confidential Information and/or to enjoin the Consultant from rendering personal services to or in connection with such Competing Business. The rights and remedies of the parties hereto are cumulative and shall not be exclusive, and each such party shall be entitled to pursue all legal and equitable rights and remedies and to secure performance of the obligations and duties of the other under this Consulting Agreement, and the enforcement of one or more of such rights and remedies by a party shall in no way preclude such party from pursuing, at the same time or subsequently, any and all other rights and remedies available to it.

              (j) Notices. Any notice, request, consent or approval required or permitted to be given under this Consulting Agreement or pursuant to law shall be sufficient if in writing, and if and when sent by certified or registered mail, return receipt requested, with postage prepaid, or by hand delivery or by reputable overnight delivery service (such as Federal Express) to the Consultant's residence (as reflected in the Company's records or as otherwise designated by the Consultant on thirty (30) days' prior written notice to the Company) with a copy to Jeffrey D. Zukerman, Esq., Zukerman, Gore & Brandeis, LLP, 900 Third Avenue, New York, New York, 10022, or to the Company's principal executive office, attention: General Counsel with a copy to Dennis J. Friedman, Esq., Chadbourne & Parke LLP, 30 Rockefeller Plaza, New York, New York 10112, as the case may be. All such notices, requests, consents and approvals shall be effective upon receipt. However, the time period in which a response thereto must be given shall commence to run from the date of receipt on the return receipt of the notice, request, consent or approval by the addressee thereof. Rejection or other refusal to accept, or the inability to deliver because of changed address of which no notice was given as provided herein, shall be deemed to be receipt of the notice, request, consent or approval sent.

\
              (k) Payment without Regard to Other Sums. Payments under this Consulting Agreement shall be made to the Consultant without regard to sums earned by the Consultant from any other source, except as provided in Section 3(b) hereof.

              (l) Affect on Separation Agreement. Nothing in this Consulting Agreement shall in any event limit the enforceability of any of the terms of any separation agreement by and between the Company and the Consultant.

    IN WITNESS WHEREOF, the Company has caused this Consulting
Agreement to be duly executed on its behalf by an officer duly authorized, and the Consultant has duly executed this Consulting Agreement, all as of the date and year first written above.

GT INTERACTIVE SOFTWARE CORP.                               CONSULTANT
By: /s/ Bruno Bonnell                                    /s/ Thomas Heymann
    -------------------------                            ------------------
     Name:  Bruno Bonnell                                    Thomas Heymann
     Title:  Chairman and CEO

                                    EXHIBIT B



                        GENERAL RELEASE BY THOMAS HEYMANN

       FOR AND IN CONSIDERATION OF the terms and conditions of the separation agreement dated as of February 15, 2000 by and between THOMAS HEYMANN (the "Executive") and GT INTERACTIVE SOFTWARE CORP. (the "Company") (the "Separation Agreement") and the consulting agreement dated as of February 15, 2000 by and between the Executive and the Company (the "Consulting Agreement"), the Executive agrees, on behalf of himself, his heirs, executors, administrators and assigns, to release and discharge the Company, Infogrames Entertainment, and their respective current and former officers, directors, employees, agents, owners, subsidiaries, divisions, affiliates, parents, successors and assigns ("Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which the Executive, his heirs, executors, administrators and assigns have, or may hereafter have against the Released Parties or any of them arising out of or by reason of any cause, matter or thing whatsoever from the beginning of the world to the date hereof, including without limitation any and all matters relating to his Employment Agreement with the Company, his employment by the Company and the cessation thereof, and all matters arising under any federal, state or local statute, rule or regulation or principle of contract law or common law, including but not limited to Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. Sections 2000e et seq., the Age Discrimination in Employment Act of 1967, as amended, 29 U.S.C. Sections 621 et seq., the Americans with Disabilities Act of 1990, as amended, 42 U.S.C. Sections 12101 et seq., the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. Sections 1001 et seq., the New York State Human Rights Law, as amended, N.Y. Exec. Law Sections 290 et seq., the New York City Human Rights Law, as amended, N.Y.C. Admin. Code Sections 8-101 et seq., and any other equivalent state or local statute; provided, however, that the Executive does not release and discharge the Released Parties from any Losses arising out of or in connection with his Separation Agreement and Consulting Agreement. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Executive, any such wrongdoing being expressly denied.

       The Executive represents and warrants that he fully understands the terms of this General Release, that he has had the benefit of advice of counsel, and that he knowingly and voluntarily, of his own free will without any duress, being fully informed and after due deliberation, accepts its terms and signs the same as his own free act. The Executive understands that as a result of executing this General Release, he will not have the right to assert that the Company unlawfully terminated his employment or violated any of his rights in connection with his employment.

       The Executive affirms that he has not filed, and agrees not to initiate or cause to be initiated on his behalf, any complaint, charge, claim, or proceeding against the

Released Parties before any federal, state, or local agency, court or other body relating to his employment and the cessation thereof, and agrees not to voluntarily participate in such a proceeding. The Executive waives any right he may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any such proceeding.

       The Executive, having had the advice of counsel, knowingly waives the remainder of the 21-day period he had from February 15, 2000, to consider whether to execute this General Release. Upon the Executive's execution of this General Release, he will have seven (7) days after execution to revoke it. In the event of revocation, the Executive must present written notice of revocation to Mr. Harry Glantz of the Company. If seven (7) days pass without such notice of revocation, this General Release shall become binding and effective on the eighth (8th) day (the "Release Effective Date").

       This General Release shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law.

/s/ Thomas Heymann                               2/10/00
------------------                             ---------
THOMAS HEYMANN                                   DATE


Sworn to before me this
11 day of February, 2000
--


/s/ James Joseph Conner
-----------------------
   Notary Public


                                    EXHIBIT C



                GENERAL RELEASE BY GT INTERACTIVE SOFTWARE CORP.

       FOR AND IN CONSIDERATION OF the terms and conditions of the separation agreement dated as of February 15, 2000 by and between GT INTERACTIVE SOFTWARE CORP. (the "Company") and THOMAS HEYMANN (the "Executive") (the "Separation Agreement") and the consulting agreement dated as of February 15, 2000 by and between the Company and the Executive (the "Consulting Agreement"), the Company agrees, on behalf of itself and its current and former officers, directors, managers, agents, divisions, parents, subsidiaries, affiliates, successors and assigns, to release and discharge the Executive and his heirs, executors, administrators and assigns ("Released Parties") from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, charges, claims, and demands whatsoever ("Losses") which the Company, its current and former officers, directors, managers, agents, divisions, parents, subsidiaries, affiliates, successors and assigns have, or may hereafter have against the Released Parties or any of them arising out of any act or omission undertaken by the Executive in the ordinary course and scope of his duties with the Company from February 8, 1999 to the date hereof; provided, however, that the Company does not release and discharge the Released Parties from: (a) any Losses arising out of or in connection with the Executive's Separation Agreement and Consulting Agreement, and (b) any acts of the Executive involving fraud, dishonesty, intentional acts, or willful malfeasance in connection with this employment for the Company. It is understood that nothing in this General Release is to be construed as an admission on behalf of the Released Parties of any wrongdoing with respect to the Company, any such wrongdoing being expressly denied.

       This General Release will become effective on the Release Effective Date as defined in the General Release of Thomas Heymann made by the Executive in favor of the Company.

                      [This space intentionally left blank]

       This General Release shall be governed by the laws of the State of New York without giving effect to the principles of conflicts of law.

GT INTERACTIVE SOFTWARE CORP.
By: /s/ Bruno Bonnell                                  2/11/00
    ----------------------                             -------
   Name:  Bruno Bonnell                                 DATE
   Title:  Chairman & CEO


Sworn to before me this
11 day of February, 2000
--


/s/ James Joseph Conner
-----------------------
   Notary Public

                                       2